As filed with the Securities and Exchange Commission on July 12, 1996

                                                     Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                                11-2962080
- -------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

 2401 Fourth Avenue, Seattle, Washington                               98121
 ---------------------------------------                             --------
(Address of Principal Executive Offices)                            (Zip Code)

                             1996 Stock Option Plan
                    ----------------------------------------
                            (Full title of the plan)

                             Kyle R. Sugamele, Esq.
                         Vice President, General Counsel
                    Cellular Technical Services Company, Inc.
                               2401 Fourth Avenue
                            Seattle, Washington 98121
                                 (206) 443-6400
- --------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                 With a copy to:
                             Edward R. Mandell, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036

   Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

- ------------------------------------------------------------------------------------------------------------
                                  Calculation of Registration Fee
    Title of           Amount            Proposed maximum           Proposed maximum
securities to be        to be             offering price                aggregate              Amount of
   registered        registered             per share                offering price         registration fee
- ------------------------------------------------------------------------------------------------------------
Common stock,
$.001 par value       940,000               $16.125(1)                 $15,157,500               $5,226.72
                      160,000                17.875(2)                   2,860,000                  986.20
                    ---------               -------                    -----------               ---------
                    1,100,000(3)                                       $18,017,500               $6,212.92


(1) Calculated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices ($17 and $15 1/4) of a share on July 10, 1996 as quoted on the Nasdaq National Market System.

(2) Based, pursuant to Rule 457(h), on the exercise price of the related option.

(3)        Pursuant to Rule 416(b),  there shall also be deemed  covered  hereby
           such   additional   securities  as  may  result  from   anti-dilution
           adjustments under the 1996 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
           ----------------------------------------

           The  Registrant  hereby   incorporates  by  reference  the  following
documents into this Registration Statement:

           (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

           (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

           (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed on July 30, 1991 under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description, and all other reports heretofore filed by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1995.

           In addition, all documents filed by the Registrant with the SEC subsequent to the filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, except for portions of such documents which shall not be deemed incorporated by reference as indicated by statute, rule or regulation or by such document itself, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.


ITEM 4.    DESCRIPTION OF SECURITIES.
           --------------------------

           Not required, inasmuch as the Registrant's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
           ---------------------------------------

           Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
           ------------------------------------------

           The description of the indemnification and insurance provided to the officers and directors of the Registrant contained in Item 14 of the Registrant's Registration Statement on Form S-1 (Registration No. 33-44176) is hereby incorporated by reference.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.
           ------------------------------------

           Not applicable.


ITEM 8.    EXHIBITS.
           ---------

           See Exhibit Index on page 6 of this Registration Statement.


ITEM 9.    UNDERTAKINGS.
- -------    -------------

           The undersigned Registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1) and (a)(2) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Valley Stream, New York, on this day of 11th July, 1996.

                              CELLULAR TECHNICAL SERVICES COMPANY, INC.


                              By:  /s/ Stephen Katz
                                  ----------------------------------
                                         Stephen Katz
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stephen Katz and Michael E. McConnell and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                 Title                                Date


/s/  Stephen Katz          Chairman of the Board of                July 11, 1996
- -------------------------  Directors and Chief Executive
Stephen Katz               Officer (Principal Executive Officer)


/s/  Robert P. Dahut       President, Chief Operating              July 11, 1996
- -------------------------  Officer and Director
Robert P. Dahut


/s/  Michael E. McConnell  Vice President and Chief                July 11, 1996
- -------------------------  Financial Officer (Principal
Michael E. McConnell       Financial and Accounting Officer)


                           Director                                July 11, 1996
- -------------------------
Jay Goldberg

                                  Exhibit Index



Exhibit
Number        Description
- ------        -----------

4.1(i)*        Restated Certificate of Incorporation of the Registrant.

4.1(ii)**      Certificate    of   Amendment   of   Restated    Certificate   of
               Incorporation.

4.2(i)*        By-Laws of the Registrant.

4.2(ii)***     Amendment I dated October 31, 1993 to By-Laws of the Registrant.

5              Opinion of Parker Chapin Flattau & Klimpl, LLP.

23.1           Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Parker Chapin Flattau & Klimpl (included in their opinion filed as Exhibit 5).

24 Power of Attorney (included on the signature page of this Registration Statement).

99             1996 Stock Option Plan.


* Incorporated by reference to Registration Statement on Form S-1, File No. 33-41176.
** Incorporated by reference to Registration Statement on Form S-8, File No. 33-82016.
*** Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 1993, File No. 0-19437.